Exhibit 10.2
EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of September __, 2017, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), and each of the signatories to this Agreement (each, a “Stockholder”).

RECITALS

WHEREAS, as of the date hereof, the Stockholder beneficially owns that number of shares of the Company’s Preferred Stock, $0.01 par value, and in such series, as more particularly set forth below the Stockholder’s name on the signature page to this Agreement;

WHEREAS, in connection with a public offering (the “Public Offering”) of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”), and as a condition to the consummation of the Public Offering, Stockholders owning at least 66.6% of the issued and outstanding shares of the Company’s (i) Series E Convertible Preferred Stock, (ii) Series F Convertible Preferred Stock, and (iii) Series G Convertible Preferred Stock (such preferred stock collectively the “Exchanged Preferred”), are required to exchange their Exchanged Preferred for Series A Preferred, the designations, powers, preferences and relative and other special rights of which are set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the “Certificate of Designations”); and

WHEREAS, the Stockholder desires to cancel the Exchanged Preferred currently held by the Stockholder, in exchange for that number of shares of Series A Preferred set forth below the Stockholder’s name on the signature page to this Agreement, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Securities Exchange.

1.1 In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Stockholder agrees to exchange that number of shares of Exchanged Preferred appearing on the signature page to this Agreement (“Exchange Shares”), for that number of shares of Series A Preferred indicated below the Stockholder’s name on the signature page to this Agreement. In consideration for the foregoing, the Company agrees to issue and deliver the Series A Preferred to each Stockholder (the “Exchange”).

1.2     The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

1.3     Within five (5) business days after the Closing, the Company shall issue and deliver to each Stockholder a certificate evidencing the Series A Preferred.

2. Representations, Warranties and Covenants of the Stockholders. Each Stockholder, individually and not jointly, hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, as follows:

2.1 This Agreement has been duly authorized, validly executed and delivered by or on behalf of such Stockholder and is a valid and binding agreement and obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to limitations on enforcement by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and such Stockholder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

2.2     Such Stockholder understands that the shares of Series A Preferred are being offered and sold in reliance on specific provisions of Federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Stockholder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

2.3     Such Stockholder is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act.

2.4 Such Stockholder will be acquiring the Series A Preferred for their own account, for investment purposes, and not with a current view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, such Stockholder does not covenant to hold the Series A Preferred for any minimum period of time.

2.5 Such Stockholder understands that the shares Series A Preferred have not been registered under the Securities Act, are being issued pursuant to an exemption under Section 3(a)(9) of the Securities Act and may not be resold except in accordance with Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act or pursuant to a registration statement.

2.6     Such Stockholder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Shares free and clear of all rights and Encumbrances (as defined below), and each Stockholder has full power and authority to transfer and dispose of the Exchange Shares free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Exchange Shares. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

2.7    Such Stockholder, in its capacity as a holder of Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, and/or Series G Convertible Preferred Stock, as the case may be, hereby approves, subject to and effective upon the consummation of both the Exchange and the Qualified Financing (as defined below), the designation of a series of the Series A Preferred with the preferences and rights set forth in the Certificate of Designations.

3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Stockholders, and covenants for the benefit of the Stockholders, as follows:

3.1 The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

3.2 The Series A Preferred have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Series A Preferred shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind. The offer and issuance of the Series A Preferred is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof. Based in part on the representations and warranties of the Stockholders herein contained and the structure of the transaction, the shares of Series A Preferred, the shares of Common Stock issuable upon conversion of the Series A Preferred and the shares of Common Shares that may be issued as dividends on the Series A Preferred pursuant to the Certificate of Designations, upon issuance, will be issued to the Stockholders without any restrictive legend and such shares will be freely tradable by the Stockholders, subject to volume or manner-of-sale restrictions or current public information requirements that may be applicable under Rule 144 promulgated under the Securities Act to such Stockholders who are “affiliates” of the Company for purposes of Rule 144(a)(1).

3.3 This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.4 The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Series A Preferred hereunder.

3.5    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this agreement will not contravene any (i) provision of applicable law, (ii) the charter or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or (v) applicable rules and regulations of OTCQB Marketplace, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement other than those consents, approvals, authorizations, orders or qualifications which have been obtained.

3.6    Since January 1, 2016, the Company has filed all required reports and other documents of the Company identified in Rule 144(c)(1) under the Securities Act. The documents of the Company filed with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K to the date of this agreement (the “SEC Documents”), as of their respective dates, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements and unaudited interim financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

3.7     Since the date of the most recent balance sheet included in the Company’s audited financial statements contained in the Company’s most recent Annual Report on Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has been no Material Adverse Effect. Since the date of the most recent balance sheet included in the Company’s audited financial statements contained in the Company’s most recent Annual Report on Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends other than regular quarterly dividends on the Company’s securities, (ii) sold any assets outside of the ordinary course of business or (iii) made any material capital expenditures (either individually or in the aggregate). Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

3.8     The Company and each of its subsidiaries has timely filed and will timely file true, correct and complete income and other material tax returns required to be filed by or on behalf of such entities and has timely paid and will timely pay all income and other material taxes required to be paid by or on behalf of such entities (whether or not shown as due on any tax return).

4. Conditions Precedent to the Obligation of the Company to Consummate the Exchange. The obligation hereunder of the Company to issue and deliver the Series A Preferred to each Stockholder and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

4.1 The Stockholder shall have executed and delivered this Agreement.

4.2 The Stockholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Stockholder at or prior to the Closing Date, including, but not limited to delivering the Exchange Shares to the Company.

4.3 The representations and warranties of each Stockholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

4.4           Stockholders holding at least 66.6% of the issued and outstanding shares of Exchanged Preferred shall have executed this Agreement.

4.5           The Company shall have consummated the Public Offering, resulting in gross proceeds to the Company of at least $7.0 million (“Qualified Financing”).

5. Conditions Precedent to the Obligation of the Stockholder to Consummate the Exchange. The obligation hereunder of the Stockholder to accept the Series A Preferred and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Stockholder’s sole benefit and may be waived by any Stockholder at any time in their sole discretion.

5.1 The Company shall have executed and delivered this Agreement.

5.2 The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

5.3 Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

5.4 Stockholders holding at least 66.6% of the issued and outstanding shares of Exchanged Preferred shall have executed this Agreement.

5.5     The Company shall have consummated the Qualified Financing.

5.6     In accordance with the terms of the Series A Preferred set forth in the Certificate of Designations, Robert T. Clutterbuck and Charles Frischer shall have been elected as directors of the Company, effective as of the Closing Date.

5.7     The Company shall have paid, at the Closing, the fees and disbursements (up to a maximum of $32,500) of counsel to certain of the Stockholders, in connection with the negotiation of this Agreement and the other transaction documents contemplated hereby and the closing of the transactions contemplated hereby.

6. Company Covenant. The Company covenants and agrees to use its best efforts to obtain executed Agreements from Stockholders owing 100% of the issued and outstanding shares of each series of Exchanged Preferred; at such time that the Company has executed Agreements from Stockholders owning 100% of the issued and outstanding shares of a series of Exchanged Preferred, the Company shall promptly file a Certificate of Elimination of such series of Exchanged Preferred under the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

7. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

9. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

IMAGEWARE SYSTEMS, INC.
By:______________________________________ Name: Title:
STOCKHOLDER:
By:______________________________________

Name:

Title:

Series of Exchanged Preferred owned by the Stockholder: ______________

No. of Exchange Preferred to be delivered to the Company: _____________

No. of Series A Preferred to be issued to the Stockholder: ______________